EXHIBIT 10.3


                              COMMUNITY BANKS, INC.
                             DIRECTORS STOCK OPTION
                             STOCK OPTION AGREEMENT


TO: ___________________________
         Name

    ---------------------------
         Social Security Number

DATE: ________________________


     You are hereby granted a non-qualified stock option effective as of the date hereof, to purchase ____________ shares of Common Stock of Community Banks, Inc. ("CBI") at a price of ______ per share, pursuant to the 2000 Community Banks, Inc. Directors Stock Option Plan (the "Plan").

TIME OF EXERCISE OF OPTION
--------------------------

     A. Your option may be exercised upon the first to occur of (i) one year after the date of this agreement, and (ii) a Change in Control of CBI, as defined in the Plan.

     B. During your lifetime, this option shall be exercisable by only you and only while you are a director of CBI or one of its subsidiaries or within three
(3) years after you cease serving as a director.

     C. If you die while this option is exercisable, this option may be exercised within three (3) months of your date of death by those entitled under your will or the laws of descent and distribution, but only if and to the extent the option was exercisable by you immediately prior to your death.

     D. If you are  removed as a director  for any of the reasons  specified  in
Section 1726(b) of the Pennsylvania Business Corporation Law of 1988, this option shall be forfeited and rendered unexercisable.


     E. Notwithstanding anything to the contrary in this Agreement, the option shall not be exercised after and shall expire ten (10) years from the date of this Agreement.

METHOD OF EXERCISE
------------------

     You may exercise your option by giving written notice to the Secretary of CBI on forms supplied by CBI at its then principal executive office, accompanied by payment of the option price for the total number of shares you specify that you wish to purchase. The payment may be in any of the following forms: (i) cash, which may be evidenced by a check (provided, that any optionee whose employment has terminated and the estate of any deceased optionee must make payment by certified or cashier's check); (ii) certificates representing shares of CBI Common Stock which will be valued by the Secretary of CBI at the fair market value on the date of exercise, accompanied by an assignment of the stock to CBI; or (iii) any combination thereof. Any assignment of stock shall be in a form and substance satisfactory to the Secretary of CBI, including guarantees of signature(s) where he/she deems such guarantees necessary or desirable.

ADJUSTMENT
----------

     In the event of any change in the outstanding shares of CBI Common Stock by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion, or what the Compensation Committee deems in its sole discretion to be similar circumstances, the number and kind of shares subject to this option and the option price for such shares shall be appropriately adjusted in a manner to be determined in the sole discretion of the Compensation Committee.

TRANSFERABILITY / RIGHTS PRIOR TO EXERCISE
------------------------------------------

     This option is not transferable, except in the event of death as provided above. During your lifetime, this option is exercisable only by you. Until the option price has been paid in full pursuant to due exercise of this option and the purchased shares are delivered to you, you do not have any rights as a stockholder of CBI. CBI reserves the right not to deliver to you the shares purchased by virtue of the exercise of this option during any period of time in which CBI deems, in its sole discretion, that such delivery may not be consummated without violating a federal, state, local, or securities exchange rule, regulation, or law.

OTHER RESTRICTIONS
------------------

     Notwithstanding anything to the contrary contained herein, this option is not exercisable until all the following events occur and during the following periods of time:

          (1) Until the Plan pursuant to which this option is granted is approved by the stockholders of CBI;

          (2) Until this option and the optioned shares are approved and/or registered with such federal, state, and local regulatory bodies or agencies and securities exchanges as CBI may deem necessary or desirable;

          (3) During any period of time in which CBI deems that the exercisability of this option, the offer to sell the shares optioned hereunder, or the sale thereof, may violate a federal, state, local, or securities exchange rule, regulation or law, or may cause CBI to be legally obligated to issue or sell more shares than CBI is legally entitled to issue or sell.

CONFLICTING TERMS
-----------------

     This option shall be subject to the terms of the Plan in effect on the date this option is granted, which terms are hereby incorporated herein by reference and made a part hereof. In the event of any conflict between the terms of this option and the terms of the Plan in effect on the date of this option, the terms of the Plan shall govern. This option constitutes the entire understanding between CBI and you with respect to the subject matter hereof and no amendment, supplement, or waiver of this option, in whole or in part, shall be binding upon CBI unless in writing and signed by the President and Chief Executive Officer of CBI This option and the performances of the parties hereunder shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed solely in the Commonwealth of Pennsylvania.

ATTEST:                                              COMMUNITY BANKS, INC.

                                            By:
--------------------------------------------    --------------------------------

I hereby acknowledge receipt of a copy of the foregoing Stock Option and, having read it, hereby signify my understanding of and my agreement with its terms and conditions.

________________________________________        ________________________________
Witness                                                   (Signature)

______________________
(Date)







                                       3